NONQUALIFIED STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (the "Agreement") made this
____ day of February, 1995, by and between CHAMPION ENTERPRISES
INC., a Michigan corporation (the "Company") and BRUCE THOMPSON
(the "Optionee").

         WITNESSETH:

         WHEREAS, as an inducement for the Optionee to enter into employment with the Company, and because the Company desires to (i) encourage stock ownership in the Company by the Optionee, (ii) provide additional incentive to the Optionee as a key employee of the Company, and (iii) encourage the Optionee to remain in the employment of the Company, or any parent or subsidiary of the Company, the Company has determined to grant a nonqualified stock option to the Optionee, conditioned on his commencement of employment with the Company and acceptance of the terms set forth below.

         NOW, THEREFORE, it is agreed between the parties as follows:

         1. Grant of Option. Subject to the terms and conditions hereof, including the Optionee's commencement of employment with the Company, the Company hereby grants to the Optionee the right and option to purchase from the Company up to, but not exceeding in the aggregate, 2,000 shares of the Company's Common Stock, par value $1.00, at a price per share equal to one hundred percent (100%) of the closing price of the Company's Common Stock on the American Stock Exchange on
January 4, 1995, as such closing price is reported in The Wall Street Journal; provided, however, that the grant of such option is subject to the purchase by Optionee from the Company of an initial 500 shares of such Common Stock at a price equal to forty percent (40%) of the closing price of the Company's Common Stock on the American Stock Exchange on January 4, 1995, as such closing price is reported in The Wall Street Journal (the "Initial Purchase") and to full payment of such purchase price not later than 60 days after the Optionee's first day of employment with the Company ("employment commencement date"). This option is not intended to meet the requirements of an "incentive stock option" under Section 422 of the Internal Revenue Code (the "Code").

         2. Right to Exercise Option. Subject to completion of the Initial Purchase under Section 1 above, the Optionee may purchase from the Company on and after the first anniversary of the date of grant, twenty percent (20%) of the shares covered by this option, and on each succeeding one year anniversary thereof may exercise an additional twenty percent (20%) of the shares covered by the option, so that on the fifth anniversary of the date of grant this option shall be fully exercisable. To the extent not exercised, installments shall accumulate and the Optionee may exercise them in whole or in part in any subsequent period. Any portion of the option that is outstanding and not fully exercisable immediately shall become exercisable in full in the event of a "sale or merger" as defined in Section 3. Any provision of this Agreement notwithstanding, no portion of this option shall be exercisable on or after the tenth anniversary of the date of grant.

         3. Termination of Employment. If the Optionee's employment with the Company, parent or subsidiary of the Company shall be terminated for any reason other than death or disability (as defined in Section 22(e) of the Code), the Optionee shall have the right, within 30 days after such termination of employment, to exercise this option to the extent that it shall have been exercisable and unexercised on the date of such termination of employment, subject to any other limitation on the exercise of such option in effect at the date of exercise.

         If the Optionee shall die or become disabled, (as defined in Section 22(e) of the Code), the Optionee or the executor or administrator of the estate of the Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right, within one year from the date of the Optionee's death or disability to exercise this option to the extent that it was exercisable and unexercised on the date of the Optionee's death or disability, subject to any other limitation on exercise in effect at the date of exercise.

         As used in this Agreement, the term "parent" of the Company means any "parent corporation" as defined in
Section 424(e) of the Code, the term "subsidiary" of the Company means any "subsidiary corporation" as defined in Section 424(f) of the Code, the term "employment" means employment with the Company or any parent or subsidiary of the Company, and the term "sale or merger" means the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one (51%) percent, or more, of the outstanding common stock of the Company in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Company to any person, firm or corporation; or (iii) a merger, consolidation or similar transaction between the Company and another entity if shareholders of the Company do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

         The transfer of the Optionee from one corporation to another among the Company, its parent and any of its subsidiaries, or a leave of absence with the written consent of the Company, shall not be a termination of employment for purposes of this option.

         4. Exercise of Option. The Optionee, from time to time during the period when the option hereby granted may by its terms be exercised, may exercise the option in whole or in part as at the time permitted, by delivery to the Company of: (a) a written notice signed by the Optionee (i) stating the number of shares that the Optionee has elected to purchase at that time from the Company, (ii) representing that the Optionee is acquiring the shares being purchased for investment and not for resale and the Optionee agrees to comply with Rule 144 of the Securities Exchange Act of 1934, as amended; and (b) cash, personal check, bank draft, or money order for an amount equal to the purchase price of the shares then to be purchased. After receipt of the foregoing and subject to Section 5 below, the Company shall issue the shares in the name of the Optionee and deliver the certificates therefore to the Optionee.

         5. Compliance With Securities Laws. Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock under this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock pursuant hereto unless and until it receives satisfactory proof that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or the rules and regulations of any stock exchange on which the Company's securities are traded, or state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws. If the Optionee fails to accept delivery and pay for all or any part of the number of shares specified by such notice upon tender of delivery thereof the Optionee's right to exercise this option with respect to such undelivered shares may be terminated by the Company.

         6. Non-Assignability. The option hereby granted shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the option may be exercised during the Optionee's lifetime only by the Optionee. Any transferee of the option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

         7. Investment Intent. The Optionee hereby represents and warrants to the Company that he is acquiring all shares of Common Stock under this Option for investment purposes and for his own account and not with a view to resale. The Optionee acknowledges and agrees that such shares of Common Stock have not been registered under the Act or the securities laws of any state and may not be sold, transferred, assigned, offered, pledged or otherwise distributed unless there is an effective registration statement under the Act and any applicable state securities laws covering such shares or the Company receives an opinion of counsel for the Optionee (concurred in by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from the registration and prospectus delivery requirements of the Act and any applicable state securities laws. The Optionee further acknowledges and agrees that the certificate(s) for such shares shall contain an appropriate legend to the foregoing effect and that a stop transfer order shall be placed with the Company's transfer agent preventing transfer of such shares pending compliance with the conditions set forth in the legend.

         8. Holding Period for Initial Purchase. In addition to the further restrictions set forth herein, the Optionee agrees that he will not sell, transfer, assign, pledge or otherwise distribute any of the initial 500 shares of Common Stock purchased by Optionee as part of the Initial Purchase for a period of not less than two years after the date of purchase, that the certificate(s) for such shares shall contain an appropriate legend to such effect and that a stop transfer order shall be placed with the Company's transfer agent preventing transfer of such shares during such period.

         9. Withholding. The Optionee hereby authorizes the Company to withhold from his compensation or agrees to tender the applicable amount to the Company to satisfy any requirements for withholding of income and employment taxes in connection with the exercise of the option granted hereby.

         10. Disputes. As a condition to the granting of the option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Board in its sole discretion and judgment and that any such determination and any interpretation by the Board of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

         11. Adjustments. In the event of any stock dividend, stock split, reclassification or similar transaction affecting the shares covered by this option, the rights of the Optionee shall be appropriately adjusted by the Board.

         12. Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

         13. Notices. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the Secretary of the Company at the Company's headquarters in Auburn Hills, Michigan, or addressed to the Secretary of the Company at 2701 University Drive, Suite 320, Auburn Hills, Michigan 48326. All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Company or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

         14. "Optionee" to Include Certain Transferees. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the option, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

         15. Governing Law. This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                      CHAMPION ENTERPRISES INC.


                      By:  ________________________________
                                  Walter R. Young, Jr.
                                  Its:  Chairman of the Board


                      _____________________________________
                      Bruce Thompson, Optionee

PAGE

               NOTICE OF PURCHASE OF COMMON STOCK


Secretary
Champion Enterprises Inc.
2701 University Drive
Auburn Hills, MI 48326

Dear Sir:

         Pursuant to a Nonqualified Stock Option Agreement with the Company dated _________________, 1995, I am entitled to purchase 500 shares of Champion Enterprises, Inc. (the "Company") Common Stock, par value $1.00 per share, at a price per share equal to forty percent (40%) of the closing price of the Company's Common Stock on the American Stock Exchange on January 4, 1995, as such closing price is reported in The Wall Street Journal. The purchase of all 500 shares is to be made on or before sixty (60) days following my employment commencement date with the Company.

         I hereby elect to purchase all 500 shares. A personal check [or cash, bank draft or money order] for the purchase price is enclosed herewith.

         I authorize the Company to withhold from may compensation or agree to tender the applicable amount to the Company to satisfy any requirements for withholding of income and employment taxes in connection with this purchase.

         I represent and warrant to the Company that: (i) I am acquiring the shares of Common Stock that I am purchasing for investment purposes and for my own account and not with a view to resale; (ii) I have been provided such information regarding the Company as I consider necessary to make an informed investment decision regarding the Common Stock; (iii) I have been provided the opportunity to ask questions of management of the Company that I consider relevant to my investment in the Common Stock, and have received answers that I consider satisfactory for purposes of making my investment decision;
(iv) I am knowledgeable in the areas of finance, securities and investments generally, and am capable of analyzing my proposed investment in the Common Stock and the risks associated therewith; and (v) the price to be paid by me for my proposed investment in the Common Stock (a) is not material when compared to my total financial capacity and (b) is less than 20% of my net worth at the time of my purchase of the Common Stock.

         I acknowledge and agree that the shares of Common Stock that I am purchasing have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state and may not be sold, transferred, assigned, offered, pledged or otherwise distributed unless there is an effective registration statement under the Act and any applicable securities laws covering such shares or the Company receives an opinion of counsel for me (concurred in by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from the registration and prospectus delivery requirements of the Act and any applicable state securities laws. I further acknowledge and agree that certificate(s) for such shares shall contain an appropriate legend to the foregoing effect and that a stop transfer order shall be placed with the Company's transfer agent preventing transfer of such shares pending compliance with the conditions et forth in the legend.

         I further acknowledge and agree that I will not sell, transfer, assign, offer, pledge or otherwise distribute such shares for a period of not less than two years after the date of purchase, that the certificate(s) for such shares shall contain an appropriate legend to such effect and that a stop transfer order shall be placed with the Company's transfer agent preventing transfer of such shares during such period.




                      ________________________________


Dated:  ________________, 1995

PAGE

         NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION



Secretary
Champion Enterprises Inc.
2701 University Drive
Auburn Hills, MI 48326

Dear Sir:

         Pursuant to a Nonqualified Stock Option Agreement with the Company dated _______________, 1995, a nonqualified stock option was granted to me to purchase 2,000 shares of Champion Enterprises Inc. Common Stock, par value $1.00 per share, at a price equal to 100 percent (100%) of the closing price of the Company's Common Stock on the American Stock Exchange on January 4, 1995, as such closing price is reported in The Wall Street Journal. The option exercise is subject to (i) my initial purchase of 500 shares of Company Common Stock within sixty (60) days following my employment commencement date, and
(ii) a five year vesting schedule, pursuant to which shares under the option vest in 500 share increments, if I am still employed by the Company on each anniversary of my employment commencement date.

         I hereby elect to exercise my nonqualified stock option with respect to ___________ shares. A personal check [or cash, bank draft or money order] for the purchase price is enclosed herewith.

         I authorize the Company to withhold from my compensation or agree to tender the applicable amount to the Company to satisfy any requirements for withholding of income and employment taxes in connection with my exercise of this option.

         I represent and warrant to the Company that: (i) I am acquiring the shares of Common Stock that I am purchasing for investment purposes and for my own account and not with a view to resale; (ii) I have been provided such information regarding the Company as I consider necessary to make an informed investment decision regarding the Common Stock; (iii) I have been provided the opportunity to ask questions of management of the Company that I consider relevant to my investment in the Common Stock, and have received answers that I consider satisfactory for purposes of making my investment decision;
(iv) I am knowledgeable in the areas of finance, securities and investments generally, and am capable of analyzing my proposed investment in the Common Stock and the risks associated therewith; and (v) the price to be paid by me for my proposed investment in the Common Stock (a) is not material when compared to my total financial capacity and (b) is less than 20% of my net worth at the time of my purchase of the Common Stock.

         I acknowledge and agree that the shares of Common Stock that I am purchasing have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state and may not be sold, transferred, assigned, offered, pledged or otherwise distributed unless there is an effective registration statement under the Act and any applicable securities laws covering such shares or the Company receives an opinion of counsel for me (concurred in by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from the registration and prospectus delivery requirements of the Act and any applicable state securities laws. I further acknowledge and agree that certificate(s) for such shares shall contain an appropriate legend to the foregoing effect and that a stop transfer order shall be placed with the Company's transfer agent preventing transfer of such shares pending compliance with the conditions set forth in the legend.



                      ________________________________
                      Optionee


Dated:  ________________